UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 04/01/2010

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51262

MD	20-0068852
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6200 The Corners Parkway

Norcross, GA 30092-3365

(Address of principal executive offices, including zip code)

770-449-7800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 1, 2010, the Board of Directors of Wells Real Estate Investment Trust II, Inc. (the “Registrant”) appointed George W. Sands to serve as an independent director of the Registrant, which appointment filled a vacancy on the Board of Directors. Mr. Sands will serve as the Chairman of the Audit Committee, the audit committee financial expert and a member of the Conflicts and Finance and Planning Committees.

For 36 years, George W. Sands served as partner and in various other roles with KPMG LLP and its predecessor firms, Peat Marwick Mitchell and Peat Marwick Main. While at KPMG, Mr. Sands served as the Southeast Area Managing Partner for the firm’s Audit and Advisory Practice from 1998 until his retirement in 2006. During his career at KPMG, Mr. Sands also served as Southeast Area Managing Partner of Manufacturing, Retailing and Distribution, Atlanta Office Managing Partner, and Securities and Exchange Reviewing Partner. He was a member of the KPMG’s National Audit Leadership Team and a Trustee on the KPMG Foundation Board of Directors. Since 1995, Mr. Sands has served on the Board of Directors of The Atlanta Convention and Visitors Bureau and the Advisory Board of The Atlanta Alliance on Developmental Disabilities. Mr. Sands is a member of The Rotary Club of Atlanta, where he has served as Treasurer. Mr. Sands also has served as a member of the Boards of the Metro Atlanta Chamber of Commerce and the Georgia Chamber of Commerce.

Mr. Sands received a Bachelor of Business Administration degree from the University of Georgia. He has been a member of the School of Accounting Advisory Council at the University of Georgia. He is a retired Certified Public Accountant in the State of Georgia. Mr. Sands also served as an officer in the United States Army, including a tour of duty in the Republic of South Vietnam.

Item 8.01.	Other Events

On March 29, 2010, one of our directors, E. Nelson Mills accepted the position of Senior Vice President with Wells Capital, Inc. Although Mr. Mills remains one of our directors, as of March 29, 2010, he is no longer an independent director of the Registrant and no longer serves on any of the Committees of the Board of Directors or as the audit committee financial expert. On April 1, 2010, the Board of Directors voted to increase the size of the Board of Directors from eight members to nine. Following the appointment of Mr. Sands, there are no vacant board positions.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

Date: April 2, 2010